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                                                                       Exhibit F

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                                AMENDMENT NO. 1,

                         dated as of February 11, 1999,

                                       to

                          AGREEMENT AND PLAN OF MERGER

                          dated as of December 8, 1998,

                                  by and among

                            ZUELLIG GROUP N.A., INC.

                                  HAUSER, INC.

                            AND CERTAIN OTHER PARTIES

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                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

                  This AMENDMENT NO. 1 (this "Amendment"), dated as of February 11, 1999, is by and among Hauser, Inc., a Colorado corporation (the "Company"), QQB Holdings I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, QQB Holdings II, Inc., a New York corporation and a wholly owned subsidiary of the Company, QQB Holdings III, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, Zuellig Group N.A., Inc., a Delaware corporation ("ZGNA"), Zuellig Botanicals, Inc., a Delaware corporation and a wholly owned subsidiary of ZGNA ("ZBI"), Zuellig Botanical Extracts, Inc., a Delaware corporation and a wholly owned subsidiary of ZBI, ZetaPharm, Inc., a New York corporation and a wholly owned subsidiary of ZGNA, and Wilcox Drug Company, Inc., a Delaware corporation and a wholly owned subsidiary of ZGNA.

                                R E C I T A L S :

                  WHEREAS, the parties hereto have entered into that certain Agreement and Plan of Merger (the "Agreement"), dated as of December 8, 1998; and

                  WHEREAS, such parties wish to amend the Agreement and certain related agreements pursuant to Section 10.6(a) of the Agreement;

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements contained in the Agreement, the parties hereby agree as follows:

                  SECTION  1.       DEFINITIONS.

                  (A) Capitalized terms used in this Amendment without definition shall have the meaning ascribed to them in the Agreement.

                  (B) Section 1 of the Agreement is hereby amended to add the following defined terms:

                           "Letter Agreement" shall mean the letter agreement relating to the goodwill associated with the name and mark "Botanicals International" and the name "Zuellig Botanical Extracts, Inc.", dated as of the Closing Date, by and between the Company and ZBI, substantially in the form of Exhibit M.

                           "License Agreement" shall mean the license agreement relating to the name and mark "Botanicals


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         International" and the name "Zuellig Botanical Extracts, Inc.", dated as of the Closing Date, by and between ZBI and Zuellig Botanical Extracts, substantially in the form of Exhibit L.

                           "Transaction Documents" shall mean this Agreement, the Governance Agreement, the Escrow Agreement, the Stock Option Agreement, the Sourcing Agency Agreement, the Agreement Regarding Employees, the Registration Rights Agreement, the Powders Option Agreement, the License Agreement and the Letter Agreement.

                  SECTION  2.       AMENDMENTS.

                  (A) Section 7.4 of the Agreement is amended in its entirety to read as follows:

                           "7.4.    Stockholder Approval.

                           At the stockholders meeting called by the Company pursuant to Section 6.4 hereof, this Agreement and the transactions contemplated hereby shall have been approved and adopted by a majority of a quorum of the Company's stockholders pursuant to the rules of the NASDAQ market, by the number of votes required under the Colorado Business Corporation Act."

                  (B) Section 7.8 is hereby amended in its entirety to read as follows:

                           "7.8.    Transaction Documents.

                           The Company and each of the other parties thereto shall have executed and delivered (i) the Escrow Agreement, (ii) the Powders Option Agreement, (iii) the Governance Agreement, (iv) the Sourcing Agency Agreement, (v) the Registration Rights Agreement, (vi) the Agreement Regarding Employees, (vii) the Letter Agreement and
         (viii) the License Agreement."

                  (C) Section 8.10 is hereby amended in its entirety to read as follows:

                           "8.10.   Transaction Documents.

                           ZGNA or its Subsidiary and each of the other parties thereto shall have executed and delivered (i) the Escrow Agreement,
         (ii) the Powders Option Agreement, (iii) the Governance Agreement, (iv) the Sourcing Agency Agreement, (v) the Registration Rights Agreement,
         (vi) the

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         Agreement Regarding Employees, (vii) the Letter Agreement and (viii)
         the License Agreement."

                  (D) Section 9.1(b) of the Agreement is amended in its entirety to read as follows:

                           "(b) by ZGNA or the Company if the Closing shall not have occurred on or before May 31, 1999, except that ZGNA and the Company shall have the right, in their mutual discretion, to extend the time period in this Section 9.1(b) an additional 45 days; provided that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Closing to be consummated by such date;"

                  (E) The following Section 10.9 is hereby added to the
Agreement:

                           "10.9.           Arbitration.

                           (a) The parties shall initially attempt to resolve by direct negotiation any dispute, controversy or claim arising out of or relating to (i) this Agreement or the other Transaction Documents, (ii) its or their breach, interpretation, termination or validity, or (iii) the transactions contemplated hereby or thereby (each, a "Dispute").

                           (b) If the parties are not able to settle the Dispute by direct negotiations within thirty (30) days after written notice by one party to the other of the Dispute, any party may initiate an arbitration to resolve the Dispute; the parties hereto agree that arbitration pursuant to this Section shall be the sole means of resolving Disputes, and that no party shall commence any proceeding in any court or tribunal with respect to a Dispute. All such Disputes shall be arbitrated in Denver, Colorado pursuant to the Commercial Arbitration Rules of the American Arbitration Association except that the parties expressly do not constitute the American Arbitration Association as administrator of the arbitration as provided in Rule 3 of such Rules and the arbitration shall be administered by the Chair of the Panel. Each of the Company, on the one hand, and ZGNA and ZBI, on the other hand, shall select an arbitrator, and the two arbitrators shall select a third arbitrator. The third arbitrator shall act as Chair of the panel. The arbitrators shall be certified public accountants, attorneys or other persons, in each case, who are experienced in the buying and selling of businesses. If the two arbitrators fail to agree upon the appointment of a third arbitrator within 30 days,

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         the American Arbitration Association shall appoint the third arbitrator.

                           (c) Judgment upon any award rendered by the arbitrator(s), which may include specific performance of the obligations of the parties under this Agreement, shall be binding and may be entered in any court having jurisdiction. Nothing in this Section shall preclude any party from seeking temporary or preliminary injunctive equitable relief from a court of competent jurisdiction and
         Section 10.9(a) and (b) shall not apply in that situation. No such court order shall stay or otherwise impede the arbitration proceeding. The statute of limitations, estoppel, waiver, laches, and similar doctrines, which would otherwise be applicable in any action brought by a party shall be applicable in any arbitration proceeding and the commencement of an arbitration proceeding shall be deemed the commencement of an action for those purposes. The Federal Arbitration Act shall apply to the construction, interpretation and enforcement of this arbitration provision.

                           (d) Nothing in this Agreement shall preclude the arbitrator(s) from rendering an interim award (which may include equitable relief) which may be enforced by the parties hereto as though a final award.

                           (e) The Company, on the one hand, and ZGNA and ZBI, on the other hand, shall jointly and equally bear all arbitration expenses, provided, however, that any legal fees or expenses incurred by any party in connection with such arbitration shall be borne by the party incurring such expenses."

                  (F) The form of Escrow Agreement, attached to the Agreement as Exhibit D, is amended and restated in its entirety in the form of Attachment I hereto.

                  (G) The form of Governance Agreement, attached to the Agreement as Exhibit E, is amended and restated in its entirety in the form of Attachment II hereto.

                  (H) The form of License Agreement shall be attached to the Agreement as Exhibit L, and shall be substantially in the form attached hereto as Attachment III.

                  (I) The form of Letter Agreement shall be attached to the Agreement as Exhibit M, and shall be substantially in the form attached hereto as Attachment IV.
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                  SECTION  3.  MISCELLANEOUS.

                   3.1.    Governing Law.

                  This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed entirely within such State, except that all issues relating to the Delaware Mergers shall be governed by and construed in accordance with the laws of the State of Delaware and all issues relating to the New York Merger shall be governed by and construed in accordance with the laws of the State of New York.

                   3.2.    Paragraph and Section Headings.

                  The headings of the sections and subsections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part thereof.

                   3.3.    Successors and Assigns.

                  This Amendment shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

                   3.4.    Severability.

                  In the event that any part or parts of this Amendment shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Amendment which shall remain in full force and effect.

                   3.5.    Third Parties.

                  Nothing contained in this Amendment or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

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                   3.6.    Counterparts.

                  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

HAUSER, INC.                                ZUELLIG GROUP N.A., INC.

By: /s/ Dean P. Stull                       By: /s/ Volker Wypyszyk
   ------------------------------               --------------------------------
   Name:  Dean P. Stull                         Name:  Volker Wypyszyk
   Title:  Chief Executive Officer              Title:  President


QQB HOLDINGS I, INC.                        ZUELLIG BOTANICAL EXTRACTS, INC.

By: /s/ Dean P. Stull                       By: /s/ Ralph Heimann
    -----------------------------               --------------------------------
    Name:  Dean P. Stull                        Name:  Ralph Heimann
    Title:  President                           Title: Secretary & Treasurer


QQB HOLDINGS II, INC.                       ZETAPHARM, INC.

By: /s/ Dean P. Stull                       By: /s/ Ralph Heimann
    -----------------------------               --------------------------------
    Name:  Dean P. Stull                        Name:  Ralph Heimann
    Title:  President                           Title: Secretary & Treasurer


QQB HOLDINGS III, INC.                      WILCOX DRUG COMPANY, INC.

By: /s/ Dean P. Stull                       By: /s/ Ralph Heimann
    -----------------------------               --------------------------------
    Name:  Dean P. Stull                        Name:  Ralph Heimann
    Title:  President                           Title: Secretary & Treasurer

                                            ZUELLIG BOTANICALS, INC.

                                            By: /s/ Ralph Heimann
                                                --------------------------------
                                                Name:  Ralph Heimann
                                                Title: Secretary & Treasurer